                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                           PEOPLE'S BANCSHARES, INC.
                (Name of Registrant as Specified In Its Charter)

                                      [ ]
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                           PEOPLE'S BANCSHARES, INC.
                              545 PLEASANT STREET
                        NEW BEDFORD, MASSACHUSETTS 02740
                            TELEPHONE (508) 991-2601

Dear Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of People's Bancshares, Inc. (the "Company") to be held at The Holiday Inn, 195 Westgate Drive, Brockton, Massachusetts, at 9:00 a.m., local time, on Tuesday, May 19, 1998.

     The Annual Meeting has been called for the following purposes:

          1.  To elect four (4) directors for a three-year term.

          2. To consider and vote upon the ratification of the appointment of Wolf & Company, P.C. as the Company's independent certified public accountants for the current fiscal year.

          3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 24, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT AT THE ANNUAL MEETING YOU VOTE "FOR" PROPOSALS ONE AND TWO.

                                          Very truly yours,

                                          Richard S. Straczynski
                                          President and Chief Executive Officer

April 17, 1998

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                           PEOPLE'S BANCSHARES, INC.
                              545 PLEASANT STREET
                        NEW BEDFORD, MASSACHUSETTS 02740
                            TELEPHONE (508) 991-2601

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 1998

     Notice Is Hereby Given that the Annual Meeting of Stockholders (the "Annual Meeting") of People's Bancshares, Inc. (the "Company") will be held at The Holiday Inn, 195 Westgate Drive, Brockton, Massachusetts, at 9:00 a.m., local time, on Tuesday, May 19, 1998, for the following purposes:

          1.  To elect four (4) directors for a three-year term.

          2. To consider and vote upon the ratification of the appointment of Wolf & Company, P.C. as the Company's independent certified public accountants for the current fiscal year.

          3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Pursuant to the Company's By-laws (the "By-laws"), the Board of Directors has fixed the close of business on March 24, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     The above matters are described in detail in the accompanying Proxy Statement.

                                          By Order of the Board of Directors

                                          Terrence Gomes
                                          Clerk

April 17, 1998

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                           PEOPLE'S BANCSHARES, INC.
                              545 PLEASANT STREET
                        NEW BEDFORD, MASSACHUSETTS 02740
                            TELEPHONE (508) 991-2601
                            ------------------------
                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 1998

                VOTING, REVOCATION, AND SOLICITATION OF PROXIES

ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of People's Bancshares, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at The Holiday Inn, 195 Westgate Drive, Brockton, Massachusetts, at 9:00 a.m., local time, on Tuesday, May 19, 1998, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in this Proxy Statement.

     At the Annual Meeting, stockholders of the Company will be asked to consider and vote upon the following matters:

          1.  To elect four (4) directors for a three-year term.

          2. To consider and vote upon the ratification of the appointment of Wolf & Company, P.C. as the Company's independent certified public accountants for the current fiscal year.

          3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

RECORD DATE

     This Proxy Statement is first being mailed to stockholders of the Company on or about April 17, 1998, in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors (the "Board") has fixed the close of business on March 24, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof (the "Record Date"). Only holders of the Company's Common Stock at that time will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 3,309,786 shares of Common Stock outstanding and each such share is entitled to one vote at the Annual Meeting.

PROXIES

     Stockholders of the Company are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted FOR the election of the nominees for director listed in this Proxy Statement and FOR Proposal Two. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     Any properly completed proxy may be revoked at any time before it is voted by filing a written notice of such revocation with, or by delivering a duly executed proxy bearing a later date to, the Clerk of the Company, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers and regular employees of the Company, who will receive no compensation for their services other than their salaries, may solicit proxies personally or by telephone. Brokerage houses, nominees, fiduciaries, and other custodians are requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their expenses.

STOCKHOLDER VOTE REQUIRED

     The presence, in person or by proxy, of at least a majority in interest of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for transaction of business at the Annual Meeting. Abstentions and "broker non-votes" will be counted as present for determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

     A quorum being present, the vote of a plurality of the votes cast at the Annual Meeting is necessary to elect each of the nominees for director (Proposal
One). The vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of Wolf & Company, P.C. as independent certified public accountants of the Company (Proposal Two). Abstentions and broker non-votes will not be counted as voting at the Annual Meeting and, therefore, will not have an effect on the outcome of Proposals One and Two.

ANNUAL REPORT

     The Company's Annual Report to Shareholders, including consolidated financial statements of the Company for the fiscal year ended December 31, 1997, is being mailed to stockholders of the Company together with this Proxy Statement. The Annual Report, however, is not part of the proxy soliciting material. ADDITIONAL COPIES OF THE ANNUAL REPORT AND COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") (WITHOUT EXHIBITS) ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE, FROM THE COMPANY. SUCH REQUESTS SHOULD BE DIRECTED TO PEOPLE'S BANCSHARES, INC., 545 PLEASANT STREET, NEW BEDFORD, MASSACHUSETTS 02740, ATTENTION: SHAREHOLDER RELATIONS DEPARTMENT.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of January 15, 1998 certain information regarding the beneficial ownership of the Common Stock of the Company by (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director and executive officer of the Company and (iii) all directors and executive officers as a group (14 persons). Except as otherwise indicated, each person listed below has sole voting and investment power over the shares of Common Stock shown as beneficially owned.

                                                                                      PERCENT
                                                            AMOUNT AND NATURE        OF COMMON
                    NAME OF OWNER                       OF BENEFICIAL OWNERSHIP(1)   STOCK(2)
                    -------------                       --------------------------   ---------
Dimensional Fund Advisors Inc.........................           171,469(3)             5.18
  1299 Ocean Avenue, 11th Floor, Santa Monica, CA
     90401
Colin C. Blair........................................           135,700(4)             4.10
Frederick W. Adami, III...............................             9,016(5)             *
Virginia M. Burke.....................................             8,616(6)             *
B. Benjamin Cavallo...................................           221,272(7)             6.69
John R. Eaton.........................................            15,496(8)             *
Terrence Gomes........................................             3,016(9)             *
Fred W. Green.........................................            10,516(10)            *
Dr. Loring C. Johnson.................................             9,391(11)            *
Richard D. Matthews...................................            26,278(12)            *
Scott W. Ramsay.......................................               200(13)            *
Gerald R. Rodman......................................             8,516(14)            *
Davis H. Scudder......................................            14,625(15)            *
Stanley D. Siskind....................................            12,117(16)            *
Richard S. Straczynski................................            35,000(17)            1.06
All directors and executive officers as a group (14
  persons)............................................           509,759(18)           15.40

---------------
  * The percentage of shares beneficially owned does not exceed one percent of the class so owned.

 (1) Beneficial ownership for purposes of this Proxy Statement is defined in accordance with the requirements of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), which provides that the beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power or investment power with respect to such security, or has the right to acquire such voting power or investment power through the exercise of an option, warrant or right within 60 days.

 (2) For purposes of calculating the percentage of the outstanding shares of Common Stock at January 15, 1998 for each listed person or entity, the number of shares of Common Stock includes shares that may be acquired by such person or entity within 60 days of January 15, 1998 through the exercise of vested stock options under the Company's Amended and Restated Incentive and Nonqualified Stock Option Plan (the "1986 Employee Option Plan"), the Company's Amended and Restated Directors' Stock Option Plan (the "1986 Director Option Plan") and the Company's 1996 Stock Option and Incentive Plan (the "1996 Option Plan" and collectively the "Stock Option Plans") but does not include the number of shares underlying such options held by any other person.

 (3) Based solely upon information contained in the Schedule 13G filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission on February 10, 1998.

 (4) Includes 18,600 shares which Mr. Blair has the right to acquire within 60 days of January 15, 1998, through the exercise of vested stock options granted under the 1986 Employee Option Plan and 1996 Option Plan. Also includes approximately 22,600 shares which may be deemed beneficially owned by Mr. Blair through his interest in the Bank's 401(k) plan, which invests in the Company's Common Stock.

 (5) Includes 7,516 shares which Mr. Adami has the right to acquire within 60 days of January 15, 1998, through the exercise of vested stock options granted under the 1986 Director Option Plan and 1996 Option Plan. Also includes 1000 shares owned by Mr. Adami jointly with his wife, and 500 shares owned by Mr. Adami's daughters.

 (6) Includes 7,516 shares which Ms. Burke has the right to acquire within 60 days of January 15, 1998, through the exercise of vested stock options granted under the 1986 Director Option Plan and 1996 Option Plan.

 (7) Includes 2,916 shares which Mr. Cavallo has the right to acquire within 60 days of January 15, 1998, through the exercise of vested stock options granted under the 1986 Director Option Plan and 1996 Option Plan. Also includes 2,112 shares held by Mr. Cavallo's son, 115,514 shares held by Mr. Cavallo's wife, and 55,060 shares held by a partnership in which Mr. Cavallo is a partner.

 (8) Includes 7,516 shares which Mr. Eaton has the right to acquire within 60 days of January 15, 1998, through the exercise of vested stock options granted under the 1986 Director Option Plan and 1996 Option Plan. Also includes 6,277 shares owned by Mr. Eaton jointly with his wife.

 (9) Includes 2,916 shares which Mr. Gomes has the right to acquire within 60 days of January 15, 1998, through the exercise of vested stock options granted under the 1986 Director Option Plan and 1996 Option Plan.

(10) Includes 7,516 shares which Mr. Green has the right to acquire within 60 days of January 15, 1998, through the exercise of vested stock options granted under the 1986 Director Option Plan and 1996 Option Plan.

(11) Includes 7,516 shares which Dr. Johnson has the right to acquire within 60 days of January 15, 1998, through the exercise of vested stock options granted under the 1986 Director Option Plan and 1996 Option Plan.

(12) Includes 7,516 shares which Mr. Matthews has the right to acquire within 60 days of January 15, 1998, through the exercise of vested stock options granted under the 1986 Director Option Plan and 1996 Option Plan. Also includes 4,871 shares owned by Mr. Matthews jointly with his wife.

(13) Includes 200 shares owned by Mr. Ramsay jointly with his wife.

(14) Includes 3,916 shares which Mr. Rodman has the right to acquire within 60 days of January 15, 1998, through the exercise of vested stock options granted under the 1986 Director Option Plan and 1996 Option Plan. Also includes 4,600 shares owned by Mr. Rodman jointly with his wife.

(15) Includes 7,516 shares which Mr. Scudder has the right to acquire within 60 days of January 15, 1998, through the exercise of vested stock options granted under the 1986 Director Option Plan and 1996 Option Plan. Also includes 340 shares owned by members of Mr. Scudder's immediate family and 2,555 shares owned by Scudder Bros. Fuel Company, Inc., of which Mr. Scudder is a principal.

(16) Includes 2,916 shares which Mr. Siskind has the right to acquire within 60 days of January 15, 1998, through the exercise of vested stock options granted under the 1986 Director Option Plan and 1996 Option Plan.

(17) Includes 27,500 shares which Mr. Straczynski has the right to acquire within 60 days of January 15, 1998, through the exercise of vested stock options granted under the 1996 Option Plan.

(18) Includes 111,366 shares which directors and executive officers have the right to acquire within 60 days of January 15, 1998, through the exercise of vested stock options granted under one or more of the Stock Option Plans.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The By-laws provide that the Board of Directors shall consist of not less than three (3) individuals, to be divided into three classes as nearly equal in size as possible, with the directors in each class serving a term of three years and until their successors are duly elected and qualified. The Board of Directors currently consists of thirteen directors. Mr. Fred W. Green, whose term expires at the annual meeting, will not stand for re-election as a director of the Company.

     At the Annual Meeting, stockholders will be asked to vote on the election of Class III Directors (Proposal One). The Nominating Committee of the Board of Directors has nominated B. Benjamin Cavallo, Terrence Gomes, Gerald R. Rodman, and Stanley D. Siskind for election as Class III Directors at the Annual Meeting. Although it is anticipated that all of the nominees for director will be available to serve as directors if elected, should any one or more of them be unable to serve, the proxies may be voted for the election of substitute nominees.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND VOTING AT THE ANNUAL MEETING WILL BE REQUIRED TO ELECT THE NOMINEES AS DIRECTORS.

RECOMMENDATION OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE FOUR NOMINEES PROPOSED BY MANAGEMENT AS DIRECTORS OF THE COMPANY.

DIRECTORS OF THE COMPANY

     The directors of the Company, their positions with the Company and their ages as of April 15, 1998 are as follows:

                            NAME                              AGE    POSITION
                            ----                              ---    --------
                NOMINEES FOR ELECTION AT THIS ANNUAL MEETING:
CLASS III (TERM EXPIRES IN 1998):
B. Benjamin Cavallo.........................................  70     Director
Terrence Gomes..............................................  52     Director
Gerald R. Rodman............................................  65     Director
Stanley D. Siskind..........................................  67     Director

                            CONTINUING DIRECTORS:
CLASS I (TERM EXPIRES IN 1999):
Frederick W. Adami, III.....................................  53     Director
Richard D. Matthews.........................................  64     Director
Davis H. Scudder............................................  67     Director
Richard S. Straczynski......................................  51     Director

CLASS II (TERM EXPIRES IN 2000):
Virginia M. Burke...........................................  55     Director
John R. Eaton...............................................  62     Director
Dr. Loring C. Johnson.......................................  66     Director
Scott W. Ramsay.............................................  51     Director

BIOGRAPHICAL INFORMATION

     Frederick W. Adami, III. Mr. Adami has been a director since 1975. Mr. Adami has been an attorney in the law firm of Reed, Adami & Kaiser in Brockton, Massachusetts since 1988.

     Virginia M. Burke. Ms. Burke has been a director since 1994. Ms. Burke was employed at NYNEX from 1968 to 1994. At retirement she was Manager of Regional Public Affairs for NYNEX.

     B. Benjamin Cavallo. Mr. Cavallo has been a director since 1995. Mr. Cavallo has been an insurance broker since 1959 and is a partner at Cavallo & Signoriello Insurance Agency, Mansfield, Massachusetts.

     John R. Eaton. Mr. Eaton has been a director since 1975. Mr. Eaton is Executive Vice President of A.L. Cushman & Son, Inc., Brockton, Massachusetts.

     Terrence Gomes. Mr. Gomes has been a director since 1995. Mr. Gomes has been on the faculty of Massasoit Community College, Brockton, Massachusetts since 1982 and is currently Dean of Faculty and Instruction.

     Dr. Loring C. Johnson. Dr. Johnson has been a director since 1984. Dr. Johnson has been an orthodontist since 1966 and is currently practicing in Easton, Massachusetts.

     Richard D. Matthews. Mr. Matthews has been a director since 1993. Mr. Matthews is President and Treasurer of R.D. Matthews Construction Company, Inc., Hanover, Massachusetts and has been a real estate developer and building contractor since 1959.

     Scott W. Ramsay. Mr. Ramsay has been a director since 1997. Mr. Ramsay has been Senior Vice President of Shaw's Supermarkets, Inc. since 1991.

     Gerald R. Rodman. Mr. Rodman has been a director since 1994. Mr. Rodman has been a partner at the End Zone Motor Inn and Lounge since 1983 and is formerly Vice President and Partner at Rodman Ford Sales, Foxboro, Massachusetts.

     Davis H. Scudder. Mr. Scudder has been a director since 1974. Mr. Scudder is President of Scudder Bros. Fuel Company, Inc., Brockton, Massachusetts.

     Stanley D. Siskind. Mr. Siskind has been a director since 1972. Mr. Siskind was formerly Executive Vice President at Rix-Dunnington, Inc., a retail institutional pharmacy chain, which he founded in 1956 and continued until his retirement in 1992.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Bank held 17 meetings during the fiscal year ended December 31, 1997. During 1997, each of the incumbent directors attended more than 75% of the total number of meetings of the Board and of the committees on which such director served.

     The Board of Directors of the Company held 17 meetings during the fiscal year ended December 31, 1997. During 1997, each of the incumbent directors attended more than 75% of the total number of meetings of the Board and of the committees on which such director served.

     The following is a description of the Executive Committee, the Auditing Committee, the Nominating Committee, and the Option Committee of the Board of Directors of the Company.

     Executive Committee. The Executive Committee has broad authority to transact such business as might otherwise come before the full Board of Directors. The Executive Committee is composed of Messrs. Adami, Cavallo, Gomes, Johnson, Rodman and Scudder. The Executive Committee held 25 meetings during 1997.

     Auditing Committee. The Auditing Committee has authority to nominate the Company's independent certified public accountants, make the annual audit of the Company and its subsidiaries, present its audit report to the Board of Directors, report to the Board of Directors on its review of the Treasurer's report of the Company's financial position and results of operations, and review the general policies and procedures utilized by the Company and its subsidiaries with respect to internal accounting and financial controls and accounting and reporting principles and practices applied by the Company. The Auditing Committee consists of Ms. Burke and Messrs. Eaton, Matthews and Siskind. The Auditing Committee met three times during 1997.

     Nominating Committee. The Nominating Committee recommends to the Board of Directors candidates for membership on the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders, but only if such recommendations are received by the Company not more than 90 days and not less than 60 days prior to the anniversary date of the previous annual meeting, and such other requirements as are specified in the By-laws are followed. The Nominating Committee consists of Messrs. Adami, Eaton, Gomes, Green, and Siskind. The Nominating Committee met two times during 1997.

     Option Committee. The Option Committee administers the Stock Option Plans. The Option Committee consists of Ms. Burke and Messrs. Cavallo, Green, Rodman and Scudder. The Option committee met two times during 1997.

COMPENSATION OF DIRECTORS

     Given that each director is a member of the Board of Directors of the Company and of the Board of Directors of the Bank and the fact that the Company currently conducts no business other than the business of the Bank, directors of the Company currently receive no compensation in their capacities as directors of the Company. Each of the members of the Company's Executive Committee, Auditing Committee and Nominating Committee also serves as a member of the equivalent committee of the Bank. The Bank's CRA Committee consists of Ms. Burke and Mr. Eaton. The Bank's Investment Committee consists of Messrs. Adami, Eaton, Matthews, Rodman and Siskind.

     Directors of the Bank received $500 for each meeting of the Board of Directors of the Bank they attended in 1997. The Clerk received an additional $200 for each meeting of the Board of Directors that he attended in 1997. Directors received a $5,000 annual retainer for being on the Board of the Directors of the Bank in 1997. Members of the Bank's Executive Committee received an annual fee of $12,000. Members of the Bank's Auditing Committee, Nominating Committee, CRA Committee and Compensation Committee received $500 for each committee meeting they attended in 1997. The Chairman of the Board of Directors received an annual fee of $10,000 in 1997, $100 per Board meeting and $15,000 in 1997 for time spent in connection with the resignation of the Company's then President and Chief Executive Officer. The Chairmen of the Bank's Audit Committee, Nominating Committee and Compensation Committee received an additional $100 for each of the meetings they attended in 1997. No such fees were paid to directors or committee members who are also officers of the Bank. The Clerk is not considered an officer for these purposes.

     Non-employee directors receive automatic grants of stock options annually and upon their joining the Board of Directors pursuant to a formula contained in the 1996 Option Plan.

EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company, their positions with the Company and their ages as of April 15, 1998 are as follows:

NAME                                 AGE                 POSITION
----                                 ---                 --------
Richard S. Straczynski.............  51    President and Chief Executive Officer
Colin C. Blair.....................  47    Chief Financial Officer and Treasurer

     Richard S. Straczynski. Mr. Straczynski was appointed President and Chief Executive Officer effective April 7, 1997. Mr. Straczynski served as President and Chief Operating Officer of the Hibernia Savings Bank of Quincy, Massachusetts from 1995 until 1997. Prior to that he served as a Regional President of Citizens Bank of Massachusetts, as a Regional President for the Bank of New England and its successor Fleet Bank of Massachusetts, N.A., and as an Executive Vice President for the Bank of New England.

     Colin C. Blair. Mr. Blair has served as Chief Financial Officer of the Bank since 1993. Mr. Blair was previously employed from 1991 to 1993 by Coopers & Lybrand, a public accounting firm, where he worked for the Chairman of its National Banking Group as a consultant. Prior to that time, he was employed for 10 years by KPMG Peat Marwick, a public accounting firm, as a Certified Public Accountant specializing in providing services to financial institutions.

REPORT ON EXECUTIVE COMPENSATION

     The executive compensation program of the Company and its subsidiaries has three primary components: base salary, cash incentive compensation, and stock options. The Compensation Committee of the Bank is responsible for reviewing the performance and administering the salaries and cash incentives of senior management, approving broad personnel policies and overseeing the Bank's compensation and benefit programs, with the exception of the administration of the Stock Option Plans, which is the responsibility of the Option Committee of the Company. The composition of these committees is identical and includes the outside directors of the Company and the Bank over whose names this report has been made. The Committees strive to balance short-term and long-term objectives in establishing performance criteria. The Committees evaluate performance against such criteria before determining changes in salary, cash incentive payments, and option awards.

     In early 1995, the Compensation Committee engaged KPMG Peat Marwick to review the salary structure for the Bank's Chief Executive Officer and Chief Financial Officer to help develop an incentive-based compensation plan to ensure their retention and tie their compensation more closely to quantifiable performance objectives. The resulting plan recognized that the Bank had restored its financial health and would continue to pursue profitable growth opportunities. Thus since 1996, incentive compensation has been primarily based upon the Company's return on average equity compared to its peers, upon the Company's growth in pre-tax revenues, and upon individual performance objectives. The Compensation Committee uses various industry salary surveys to establish salary ranges for the other senior executives of the Company's subsidiaries based upon its evaluation of their effectiveness. Management then uses such surveys to establish salary ranges for most officer positions.

     The key components of Mr. Straczynski compensation in 1997 we are salary, cash incentive compensation and stock options. In determining the level of compensation for Mr. Straczynski for 1997, the Committees reviewed the Bank's compensation package compared to those of industry peers.

     The evaluation of Mr. Blair's 1996 performance included an evaluation of his progress in integrating the Bank's operations, growing and improving the profitability of its mortgage banking operations, improving the profitability of its investment portfolio, upgrading its technology and developing other new sources of revenue. The review of the CFO's performance was initiated in Compensation Committee meetings of June and December 1996. Based upon this review, the salary paid to Mr. Blair was increased effective January 1, 1997.

     Stock options granted to Messrs. Straczynski and Blair during 1997 were granted at the market price of the common stock of the Company on the grant date. Grants made to these officers were based upon assessments of individual performance as well as comparison to peer group compensation packages.

                                          Submitted by:

                                          Davis H. Scudder, Chairman
                                          Virginia M. Burke
                                          B. Benjamin Cavallo
                                          Fred W. Green
                                          Gerald R. Rodman

EXECUTIVE COMPENSATION

     Summary Compensation. Executive officers of the Company currently receive no compensation in their capacities as executive officers of the Company but are compensated as employees of the Bank. The following summary compensation table sets forth information concerning compensation during the years ended December 31, 1997, 1996 and 1995 for services rendered in all capacities awarded to, earned by or paid to the Bank's Chief Executive Officer and Chief Financial Officer.

                           SUMMARY COMPENSATION TABLE

                                                                            SECURITIES
                                                                            UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR   SALARY(2)(3)    BONUS     OPTIONS     COMPENSATION(4)
---------------------------                 ----   ------------   -------   ----------   ---------------
Richard S. Straczynski(1).................  1997     $123,322     $67,200     20,000         $   --
  President and Chief                       1996           --          --         --             --
  Executive Officer                         1995           --          --         --             --
Colin C. Blair............................  1997     $139,650     $39,375      5,000         $3,750
  Chief Financial Officer                   1996      133,400      37,500     13,600          1,250
  and Treasurer                             1995      104,500      20,900      8,500          3,533

---------------
(1) Richard S. Straczynski was appointed President and Chief Executive Officer effective on April 7, 1997.

(2) In 1997 the Bank provided Mr. Straczynski and Mr. Blair with $800 and $700 per month automobile allowances, respectively. The Bank reimbursed all officers for business-related expenses incurred, and, in addition, paid membership dues for its principal officers to certain organizations. The Company is unable to state with certainty the amount of these items that may be attributable to personal use. However, the Company believes that the amount that may be so attributable is less than $50,000 and is less than 10% of the compensation reported in this table with respect to each named executive officer.

(3) The amount of contributions by the Bank to the Savings Banks Employees Retirement Association defined benefit retirement plan with respect to any one officer or group of officers is not and cannot readily be separately or individually calculated by the regular actuaries for the retirement plan.

(4) Consists of employer contributions to 401(k) plan.

     Special Termination Agreements. The Bank and the Company have entered into special termination agreements with Mr. Straczynski and Mr. Blair that provide severance benefits to Mr. Straczynski and Mr. Blair if their employment is terminated under certain circumstances following a change of control. The agreements generally provide that a "change in control" has occurred if (i) there has occurred a change in control within the meaning of Item 1 of Form 8-K promulgated under the Exchange Act; (ii) any person becomes a beneficial owner, directly or indirectly, of securities of either employer, representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of such employer; (iii) during any period of two consecutive years, individuals who are Continuing Directors (as defined in the special termination agreements) cease for any reason to constitute at least a majority of the Board of Directors of either the Bank or the Company; or (iv) the stockholders of either employer approve certain mergers or consolidations of such employer with any other corporation, a plan of complete liquidation of such employer, or an agreement for the sale or disposition of all or substantially all of the assets of such employer.

     If a "terminating event" occurs within three years after there is a change of control, each of Mr. Straczynski and Mr. Blair will be generally entitled under his special termination agreement to a lump sum cash payment equal to three times his average annual compensation over the five most recent years of his employment with the Company or the Bank, as the case may be. A "terminating event" includes termination of employment by either employer for any reason other than death, deliberate dishonesty, or conviction of certain crimes. A "terminating event" also includes resignation of the officer following a significant change in the officer's responsibilities, a decrease in the officer's annual compensation, or certain relocations of the offices of either employer. The Bank is a party to similar agreements with several other officers of the Bank. People's Mortgage Corporation, a wholly-owned subsidiary of the Bank, has entered into employment agreements with four of its officers that provide for severance benefits upon termination following a change of control of People's Mortgage Corporation.

     Stock Option Grants. The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 1997 to each of the named executive officers.

                                         OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                   INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                             -------------------------------------------------------------     VALUE AT ASSUMED
                                                      PERCENT OF                             ANNUAL RATES OF STOCK
                                                     TOTAL OPTIONS                            PRICE APPRECIATION
                                   NUMBER OF          GRANTED TO     EXERCISE                   FOR OPTION TERM
                             SECURITIES UNDERLYING   EMPLOYEES IN    OR BASE    EXPIRATION   ---------------------
NAME                          OPTIONS GRANTED(#)      FISCAL YEAR     PRICE        DATE         5%          10%
----                         ---------------------   -------------   --------   ----------   ---------   ---------
Richard S. Straczynski.....         20,000                24.3%      $11.625      4/07/07    $146,218    $375,045
  President and Chief
  Executive Officer
Colin C. Blair.............          5,000                 6.1%      $ 20.00     11/19/07    $ 52,889    $158,374
  Chief Financial Officer
  and Treasurer

     Aggregated Option Exercises and Fiscal Year-End Option Values. The following table sets forth exercises of stock options during the year ended December 31, 1997 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                               NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                                          SHARES ACQUIRED   OPTIONS AT FISCAL YEAR-END    AT FISCAL YEAR-END
NAME                                      ON EXERCISE(#)              (#)(1)                     ($)
----                                      ---------------   --------------------------   --------------------
Richard S. Straczynski..................           0                  20,000                   222,500
  President and Chief
  Executive Officer
Colin C. Blair..........................      38,500                  18,600                   192,250
  Chief Financial Officer
  and Treasurer

---------------
(1) All options are currently exercisable.

PENSION PLAN

     The Bank provides a tax-qualified, defined benefit retirement plan (the "Pension Plan") for all eligible employees through the Savings Banks Employees Retirement Association ("SBERA"), an unincorporated association comprised of savings banks operating within Massachusetts and other organizations providing services to or for savings banks. Each employee of the Bank automatically becomes a participant in the Pension Plan once he or she has attained age 21 and has completed at least one full year of service, consisting of at least 1,000 hours, beginning with his or her initial date of employment with the Bank.

     The Bank-funded retirement benefits provided to each participant at age 65 under the Pension Plan are based on the average of the participant's highest three consecutive years of compensation during his or her last ten years at the Bank (his "Average Compensation"). Compensation is defined as wages that would be reported on the participant's Form W-2, except that bonuses are not included under compensation where they would cause compensation to exceed the amount specified in Section 414(q) of the Code. The participant's retirement benefits will be equal to 1.25% of the participant's Average Compensation for each year of service with the Bank up to a maximum of 25 years, plus 0.6% of the excess of the participant's Average Compensation over the amount of his or her Covered Compensation at age 65 for each year of service with the Bank up to a maximum of 25 years. Covered Compensation is calculated based on the average of 35 years of Social Security taxable wages up to and including the participant's projected retirement age. Normal retirement age under the Pension Plan is 65. However, a reduced early retirement benefit is payable under certain conditions to a participant who retires between the ages of 50 and 65.

     The following table illustrates annual pension benefits for retirement at age 65 under the most advantageous provisions of the Pension Plan available for various levels of compensation and years of service. The figures in this table are based upon the assumption that the Pension Plan continues in its present form and certain other assumptions regarding social security benefits and compensation trends.

                                                             YEARS OF SERVICE
                                      ---------------------------------------------------------------
REMUNERATION(1)                       10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
---------------                       --------   --------   --------   --------   --------   --------
$ 20,000............................  $ 2,500    $ 3,750    $ 5,000    $ 6,250    $ 6,250    $ 6,250
  40,000............................    5,941      8,912     11,883     14,853     14,853     14,853
  60,000............................    9,641     14,462     19,283     24,103     24,103     24,103
  80,000............................   13,341     20,012     26,683     33,353     33,353     33,353
 100,000............................   17,041     25,562     34,083     42,603     42,603     42,603
 120,000............................   20,741     31,112     41,483     51,853     51,853     51,853
 125,000............................   21,666     32,499     43,333     54,166     54,166     54,166
 150,000(2).........................   26,291     39,437     52,583     65,728     65,728     65,728

---------------
(1) Based on age 65 retirement in 1997 (plan year 11/01/97 - 10/31/98). The annual pension benefit is computed on the basis of a straight-life annuity.

(2) Federal law does not permit defined benefit pension plans to recognize compensation in excess of $150,000 for plan years beginning in 1994.

     The estimated credited years of service at December 31, 1997, was four years for Mr. Blair and one year for Mr. Straczynski.

     If a participant makes any voluntary contributions, the participant's retirement benefits will be increased to reflect such contributions and any earnings or losses to the Pension Plan on such contributions.

     The Pension Plan provides that death benefits shall be paid to the beneficiary or beneficiaries of any participant who dies before he retires. The death benefit payable will be equal to the value of the deceased participant's voluntary contributions (adjusted to reflect any earnings or losses) plus the present value of his accrued benefit under the Pension Plan as funded by Company contributions.

PERFORMANCE GRAPH

     The following graph provides a comparison of cumulative total stockholder return for the period from December 31, 1992 through December 31, 1997, among the common stock of the Company (before February 8, 1996, the Bank), the Nasdaq Stock Market-US Companies Index (the "Nasdaq (US Companies) Index") and the Nasdaq Stock Market-Banks Index (the "Nasdaq (Banks) Index"). These indices are prepared for Nasdaq by the Center for Research in Security Prices (CRSP) at the University of Chicago. The Performance Graph assumes an investment of $100 in each of the common stock of the Company (before February 8, 1996, the Bank) and the two indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance of the Common Stock.


                             [PERFORMANCE GRAPH]

        Measurement Period                                   NASDAQ             NASDAQ (US
      (Fiscal Year Covered)             People's          (Banks) Index      Companies) Index
12/31/92                                $100.00              $100.00              $100.00
12/31/93                                  97.00               129.40               114.70
13/31/94                                 115.20               130.80               111.10
13/30/95                                 255.50               189.40               155.40
13/29/96                                 265.10               239.00               190.70
12/31/97                                 569.20               390.90               232.00

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Pursuant to Section 16(a) of the Exchange Act and SEC regulations, the Company's executive officers and directors must file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market, Inc. and furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, Messrs. Blair, Straczynski, Eaton, Scudder, Siskind, Matthews and Rodman each failed to file one report on Form 4 during 1997, in each case regarding a single transaction.

                              CERTAIN TRANSACTIONS

     Certain directors and officers of the Company and the Bank and members of their immediate families are at present, as in the past, customers of the Bank and have transactions with the Bank in the ordinary course of business. In addition, certain of the directors are at present, as in the past, also directors, officers or shareholders of corporations or members of partnerships which are customers of the Bank and which have transactions with the Bank in the ordinary course of business. Such transactions with directors and officers of the Company and the Bank and with such corporations and partnerships are on terms comparable to those charged to other customers of the Bank. Included in such transactions are loans to directors and officers and their associates which were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and which did not involve more than the normal risk of collectibility or present other features unfavorable to the Bank. The outstanding principal balance of such loans to directors and officers and their associates totaled $2,794,560, or 9.07% of the Company's stockholders' equity, at December 31, 1997.

     Mr. Adami's law firm was retained by the Bank to provide certain services in 1997. In 1997, the Bank paid $70,916.90 to Mr. Adami's law firm for such services.

                                  PROPOSAL TWO

            RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     At the Annual Meeting, stockholders will be asked to consider a proposal to ratify the appointment of the Company's independent certified public accountants (Proposal Two). The Auditing Committee of the Board of Directors has appointed the firm of Wolf & Company, P.C. ("Wolf & Co.") to serve as the Company's independent certified public accountants for the current fiscal year ending December 31, 1998. Wolf & Co. has no direct or indirect financial interest in the Company, nor has it had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Before services are rendered by Wolf & Co., they are approved by, and the possible effect on the independence of the accountants is considered by, the Auditing Committee.

     A representative of Wolf & Co. will be present at the Annual Meeting and will be available to respond to appropriate questions and may make a statement if he or she so desires.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND VOTING AT THE ANNUAL MEETING WILL BE REQUIRED TO RATIFY THE APPOINTMENT OF WOLF & CO. AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR ENDING DECEMBER 31, 1998.

RECOMMENDATION OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF WOLF & CO.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received in writing by the Company at its principal office on or before January 19, 1999, for inclusion in its proxy statement and form of proxy relating to the meeting. Pursuant to the By-laws of the Company, for the 1999 Annual Meeting of Stockholders, any director nominations and new business submitted by stockholders must be delivered to, or mailed to and received by, the Company at its principal executive office not less than 60 days nor more than 90 days prior to May 19, 1999; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before May 19, 1999 or more than 60 days after May 19, 1999, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Company at its principal executive office not later than the close of business on the later of (A) the 60th day prior to the scheduled date of such Annual Meeting or (B) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made by the Company. Any such proposal should be mailed to: Clerk, People's Bancshares, Inc., 545 Pleasant Street, New Bedford, Massachusetts 02740.

                                 OTHER MATTERS

     At the time of the preparation of this proxy material, the Board of Directors of the Company does not know of any other matter to be presented for action at the Annual Meeting. If any other matters should come before the meeting, proxy holders have discretionary authority to vote their shares according to their best judgment.

                                          By Order of the Board of Directors

                                          Terrence Gomes
                                          Clerk

April 17, 1998

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE





------------------------------------------------------------       1. Proposal to elect Directors for a three year term.
               PEOPLE'S BANCSHARES, INC.                                                                 For All     With-   For All
------------------------------------------------------------                    B. Benjamin Cavallo     Nominees     hold    Except
                                                                                   Terrence Gomes         / /         / /     / /
Mark box at right if an address change or comment        / /                     Gerald R. Rodman
has been noted on the reverse side of this card.                                 Stanley D. Siskind

                                                                   If you do not wish your shares voted "For" a particular nominee,
RECORD DATE SHARES:                                                mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                                   2. Proposal to ratify the appointment     For   Against   Abstain
                                                                      of Wolf and Company, P.C. as           / /     / /       / /
                                                                      independent certified public
                                                                      accountants of the Company.

                                                                   3. To transact such other business as may properly come before the meeting or any adjournment thereof.


                                               -------------       The undersigned stockholder(s) authorize(s) the proxies to vote
Please be sure to sign and date this Proxy.     Date               on the above matter as indicated and to vote, in their
------------------------------------------------------------       discretion, upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.



------Stockholder sign here-----------Co-owner sign here----

DETACH CARD                                                                                                              DETACH CARD

                           PEOPLE'S BANCSHARES, INC.

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of People's Bancshares, Inc. (the "Company") hereby appoints George M. Custodio and Maureen A. Gregory, or either of them acting singly, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Annual
Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m., local time, on Tuesday, May 19, 1998 at The Holiday Inn,
195 Westgate Drive, Brockton, Massachusetts 02401, and at any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED
"FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2 AND IN ACCORDANCE WITH THE DETERMINATION OF THE PROXY
HOLDERS AS TO OTHER MATTERS. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy
Statement.

The undersigned stockholder may revoke this proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Clerk of the Company or by attending the Annual Meeting of
Stockholders.

------------------------------------------------------------------------------------------------------------------------------------
                    PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.
------------------------------------------------------------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                                            DO YOU HAVE ANY COMMENTS?

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